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                                                           EXHIBIT 99



                     Independent Accountants' Review Report


The Board of Directors and Shareholders
Woolworth Corporation:


We have reviewed the accompanying condensed consolidated balance sheets of Woolworth Corporation and subsidiaries as of May 2, 1998 and April 26, 1997, and the related condensed consolidated statements of operations, comprehensive income, retained earnings, and cash flows for the thirteen week periods ended May 2, 1998 and April 26, 1997. These condensed consolidated financial statements are the responsibility of Woolworth Corporation's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with generally accepted accounting principles.

We have previously audited, in accordance with generally accepted auditing standards, the consolidated balance sheet of Woolworth Corporation and subsidiaries as of January 31, 1998, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated March 11, 1998, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of January 31, 1998, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.



/s/ KPMG Peat Marwick LLP
-------------------------
New York, New York
May 20, 1998